[LETTERHEAD OF ROSENBERG RICH BAKER BERMAN & COMPANY]

Independent Auditors' Consent

We hereby consent to the incorporation by reference of Form 10-KSB of our report dated April 7, 1999 relating to the consolidated financial statements of Magnitude Information Systems, Inc. and Subsidiaries (formerly Proformix Systems, Inc. and Subsidiaries) in this Registration Statement on Form S-8, and to the reference to our firm under the caption "Experts".

                                  /s/ Rosenberg Rich Baker Berman & Company
                                  -----------------------------------------
                                  Rosenberg Rich Baker Berman & Company

Bridgewater, New Jersey
August 20, 1999